
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                          TRIDENT INTERNATIONAL, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent thereto must be used to accept the Offer (as defined below) of certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Trident
International, Inc., a Delaware corporation (the "Company"), or if time will not permit all required documents to reach First Chicago Trust Company of New York
(the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or, the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section
3 of the Offer to Purchase.
                        The Depositary for the Offer is:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

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
           By Mail:                 By Overnight Courier:                  By Hand:
           --------                 ---------------------                  --------
First Chicago Trust Company of  First Chicago Trust Company of  First Chicago Trust Company of
           New York                        New York                        New York
 Attention: Corporate Actions    Attention: Corporate Actions    Attention: Corporate Actions
  P.O. Box 2569, Suite 4660           Suite 4680-Trident          c/o Securities Transfer &
  Jersey City, NJ 07303-2569      14 Wall Street, 8th Floor        Reporting Services Inc.
                                      New York, NY 10005         100 William Street, Galleria
                                                                      New York, NY 10038
                                  By Facsimile Transmission:
                                ------------------------------
                                        (201) 222-4720
                                              or
                                        (201 222-4721
                                      Confirm Facsimile
                                    Transmissions Only By
                                          Telephone:
                                ------------------------------
                                        (201) 222-4707

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to ITW Acquisition Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 13, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

 Signature(s):
 ------------------------------------

 ------------------------------------

 Name(s) of Record Holder(s):

 -----------------------------------------------------
                             (Please Type or Print)

 -----------------------------------------------------
 Number of Shares tendered:
 -----------------------------------------------------

 Certificate No(s) (if available):

 -----------------------------------------------------

 -----------------------------------------------------

 Dated:
 --------------------------------------, 1999
Address(es):
-------------------------------------

-----------------------------------------------------
                                                                     (Zip Code)

Daytime Area Code and Tel. No(s):

-----------------------------------------------------

(Check the box below if Shares will be by book-entry transfer)

[ ] The Depository Trust Company

Account Number:
--------------------------------

-----------------------------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"),
 (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three Nasdaq National Market trading days after the date hereof.

 Name of Firm:
 ------------------------------------

 Address:
 ------------------------------------------

 -----------------------------------------------------
                                                                      (Zip Code)

 Area Code and Tel. No.:
 ----------------

-----------------------------------------------------
                            (Authorized Signature)

Name:
---------------------------------------------
                            (Please Type or Print)

Title:
-----------------------------------------------

Dated:
--------------------------------------, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
      BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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